Exhibit 5.1




                                                   July 8, 1997


Sinclair Broadcast Group, Inc.
KDSM, Inc.
Sinclair Capital
2000 West 41st Street
Baltimore, MD 21211

          Re:  Sinclair   Broadcast  Group,  Inc.  Exchange  Offer  Registration
               Statement on Form S-4 (SEC File No. 333-26427)

Ladies and Gentlemen:

     We have acted as special counsel to Sinclair Broadcast Group, Inc. (the "Company"), a Maryland corporation, KDSM, Inc. ("KDSM, Inc."), a Maryland corporation, and Sinclair Capital, a Delaware business trust (the "Trust" and together with the Company and KDSM, Inc., the "Offerors"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to an exchange offer (the "Exchange Offer") pursuant to which the Trust is offering to exchange up to $200,000,000 aggregate liquidation value of
11 5/8% High Yield Trust Offered Preferred Securities of the Trust (the "New Preferred Securities") for a like aggregate liquidation amount of the Trust's outstanding 11 5/8% High Yield Trust Offered Preferred Securities. In connection with the Exchange Offer (i) KDSM, Inc. is exchanging all of its 11 5/8% Senior Debentures due 2009 of KDSM, Inc. (the "Old KDSM, Inc. Senior Debentures") for a like principal amount of 11 5/8% Senior Debentures due 2009 (the "New KDSM Senior Debentures") which New KDSM Senior Debentures have been registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) the Company is exchanging all of its 12 5/8% Series C Preferred Stock, par value $.01 per share, (the "Old Parent Preferred"), for a


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Sinclair Broadcast Group, Inc.
July 8, 1997
Page 2

like number of shares having a like aggregate liquidation amount of its 12 5/8% Series C Preferred Stock, par value $.01 per share (the "New Parent Preferred"), which New Parent Preferred has been registered under the Securities Act; and
(iii) the Company is exchanging its guarantees with respect to the Old Preferred Securities and the Old KDSM Senior Debentures (the "Old Parent Guarantee" and the "Old Parent Debenture Guarantee," respectively) for like guarantees with respect to the New Preferred Securities and the New KDSM Senior Debentures (the "New Parent Guarantee" and the "New Parent Debenture Guarantee," respectively).

     In so acting, we have examined originals or copies of (1) the Registration Statement; (2) the Prospectus that is a part of the Registration Statement (the "Prospectus"); (3) the Articles Supplementary relating to the Old Parent Preferred (the "Articles Supplementary"); (4) the indenture dated as of March 12, 1997 by and among KDSM, Inc., Sinclair Broadcast Group, Inc. and First Union National Bank of Maryland relating to the New KDSM Senior Debentures; (5) the Amended and Restated Trust Agreement of the Trust dated as of March 12, 1997 (the "Trust Agreement"); and (6) the New Parent Guarantee (the "Parent Guarantee") between Sinclair Broadcast Group, Inc. and First Union National Bank of Maryland (the "Parent Guarantee") (collectively, the "Operative Documents").

     We have also examined original, reproduced or certified copies of the certificates of incorporation and by-laws of the Company and KDSM, Inc. and of resolutions adopted by their respective boards of directors and such other documents, corporate and trust records, certifi cates of public officials, certificates of officers and trustees of the respective Offerors and other instruments as we have deemed necessary or appropriate to render the opinions set forth below, and have considered such questions of law as we have deemed necessary to enable us to render the opinions expressed below.

     In our examination of documents and records, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that all documents executed by a party other than the respective Offerors or any respective subsidiaries thereof were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and enforceable against such party in accordance with their respective terms.

     With respect to questions of fact material to our opinion, we have relied with your consent, without independent inquiry or verification by us, solely upon (a) the representations and warranties and factual matters set forth in the Registration Statement, the Prospectus, the


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Sinclair Broadcast Group, Inc.
July 8, 1997
Page 3

Trust Agreement and each of the Operative Documents, including any exhibits or schedules attached thereto, respectively, (b) written and oral representations of officers and trustees, as the case may be, of the Offerors and (c) certificates of public officials. We do not opine in any respect as to the accuracy of any such facts contained in items (a)-(c).

     We are members of the Bar of the District of Columbia and Maryland. This opinion is limited to the laws of the United States of America, the District of Columbia, the State of Maryland and the State of New York ("Applicable Law"); provided, however, that "Applicable Law" includes only those laws that, in our experience, in transactions of the type provided for in the Registration
Statement, and with respect to general business corporations engaged in regulated activities, are normally applicable to such transactions. Although we do not hold ourselves out as experts in New York law, we have made such investigation thereof as we deem necessary to render the opinions expressed herein. Insofar as this opinion relates to the laws of any jurisdiction other than those jurisdictions subsumed within the definition of the Applicable Law, we have assumed with your consent, without any independent investigation, that the law of each such other jurisdiction is identical to the law of the District of Columbia. We express no opinion whatsoever as to any other laws or regulations or as to laws relating to choice of law or conflicts of law principles.

     Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, we are of the opinion that:

     1. Upon (i) due adoption by the board of directors of the Company of resolutions authorizing issuance of the New Parent Preferred in the Exchange Offer and (ii) the approval by the board of directors of the Company, KDSM, Inc. as holder of the Old Parent Preferred, the Trust as holder of the New KDSM Senior Debentures, and the holders of a majority in aggregate liquidation value of the Old Preferred Securities of the amendment to the Articles Supplementary set forth in the Registration Statement, the New Parent Preferred will have been duly authorized and, when delivered to KDSM, Inc. pursuant to the Exchange Offer, will be legally issued, fully paid and non-assessable;

     2. Upon due adoption by the board of directors of KDSM, Inc. of resolutions authorizing issuance of the New KDSM Senior Debentures in the Exchange Offer, the New KDSM Senior Debentures will have been duly authorized, and when delivered to the Trust pursuant to the Exchange Offer, will be legally issued, fully paid and non-assessable, and will be legally binding obligations of KDSM, Inc., enforceable against KDSM, Inc. in accordance with their terms;

     3. Upon due adoption by the board of directors of the Company of resolutions authorizing issuance of the New Parent Guarantee in connection with the Exchange Offer, the New Parent Guarantee Agreement will have been duly authorized and, when executed,


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Sinclair Broadcast Group, Inc.
July 8, 1997
Page 4


will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and

     4. Upon due adoption by the board of directors of the Company of a resolution authorizing issuance of the New Parent Debenture Guarantee in connection with the Exchange Offer, the New Parent Debenture Guarantee will have been duly authorized and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy or decision which may be enacted, determined or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinions.

     We understand that you have received an opinion from Richards, Layton & Finger, LLP, special Delaware counsel to the Company and the Trust. We are expressing no opinion with respect to the matters contained in such opinion.

     This opinion is furnished by us, as special counsel to the Offerors, to you and is solely for your benefit in connection with the Exchange Offer. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus. This opinion may not be relied on by you for any other purpose or by any other person for any purpose without our written consent.



                                    Very truly yours,


                                    WILMER, CUTLER & PICKERING

                                    By:  /s/  John B. Watkins
                                         ---------------------------
                                         John B. Watkins, a partner